UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2018 (April 2, 2018)

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane Johnson City, Tennessee		37604
(Address of principal executive offices)		(Zip Code)

(423) 434-8300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On April 2, 2018, NN, Inc., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), solely for the purposes of Article V and Article XI therein, with Precision Engineered Products LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (the “Purchaser”), Paragon Equity LLC, a Delaware limited liability company (the “Seller”), and PMG Intermediate Holding Corporation, a Delaware corporation (“PMG”), pursuant to which Purchaser agreed to acquire from Seller (the “Acquisition”) all of the outstanding capital stock of PMG.

The purchase price the Company has agreed to pay in connection with the Acquisition is $375 million in cash (the “Purchase Price”), subject to adjustment for PMG’s indebtedness, working capital and cash balance at the closing of the Acquisition (the “Closing”). The Purchase Price is also subject to adjustment for certain Acquisition-related expenses.

The Stock Purchase Agreement contains customary representations and warranties and covenants by each party. The Closing of the Acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Company’s and the Purchaser’s obligations under the Stock Purchase Agreement are not conditioned on receipt of financing. The parties are obligated, subject to certain limitations, to indemnify the other under the Stock Purchase Agreement for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The foregoing descriptions of the Stock Purchase Agreement and the Acquisition are subject to, and qualified in their entirety by, the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The Stock Purchase Agreement has been included as an exhibit hereto solely to provide the Company’s investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement: (i) are made only for purposes of the Stock Purchase Agreement and are made as of specific dates; (ii) are solely for the benefit of the parties; (iii) may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. The Company’s investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Debt Commitment Letter

In connection with entering into the Stock Purchase Agreement, on April 2, 2018, the Company also entered into a commitment letter (the “Debt Commitment Letter”) with SunTrust Bank and SunTrust Robinson Humphrey, Inc. (collectively, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide (i) if certain amendments to the Existing Credit Agreement, as hereinafter defined (the “Required Amendments”), are obtained, a $200 million incremental senior secured first lien term loan facility (the “Incremental Facility”), and (ii) if the Required Amendments are not obtained, senior secured first lien credit facilities in the amount of $1,125 million consisting of (a) a senior secured first lien term loan facility in the amount of $1,025 million (the “Term Loan Facility”) and (b) a senior secured first lien revolving credit facility in the amount of up to $100 million (the “Revolving Credit Facility”). Funds received from the foregoing credit facilities (the “Credit Facilities”) will be used, together with cash on hand, to finance a portion of the Purchase Price of the Acquisition, to pay certain fees and expenses incurred in connection therewith and to refinance certain existing indebtedness of the Company, its subsidiaries and PMG.

If the Company issues equity securities to finance a portion of Purchase Price, the amount of cash available under the Incremental Facility or the Term Loan Facility, as applicable, will automatically be reduced, on a dollar-for-dollar basis, by the aggregate net proceeds from the issuance or sale prior to the Closing.

The Credit Facilities will be guaranteed by all of the Company’s domestic subsidiaries that guarantee the Company’s existing Amended and Restated Credit Agreement, dated as of September 30, 2016 (as amended by the Incremental Amendment to Amended and Restated Credit Agreement, dated as of October 31, 2016, Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of April 3, 2017, Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of August 15, 2017 and Amendment No. 3 to the Amended and Restated Credit Agreement, dated as of November 24, 2017, as amended, the “Existing Credit Agreement”) and by the direct or indirect, material, domestic subsidiaries acquired by Purchaser pursuant to the Acquisition. The interest rate of the Incremental Facility and of the Term Loan Facility, as applicable, will be LIBOR plus 3.75%, and depending on the Company’s leverage ratios, the interest rate of the Revolving Credit Facility will range from LIBOR plus 2.50% to LIBOR plus 3.50%. The Incremental Facility would be subject to an amortization schedule with final payment due on October 19, 2022. The Term Loan Facility would be subject to an amortization schedule with final payment due seven years following the Closing. The final maturity of the Revolving Credit Facility would occur on the fifth anniversary of the Closing.

Some of the Commitment Parties or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business.

The foregoing description of the Debt Commitment Letter is qualified in its entirety by reference to the full text of the Debt Commitment Letter which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 3, 2018, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On April 3, 2018, the Company made available an investor presentation in connection with the Acquisition. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information, including the press release and investor presentation, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Acquisition and the other transactions contemplated by the Stock Purchase Agreement, the Debt Commitment Letter and all other statements herein and therein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the Acquisition on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement; (ii) the failure to satisfy the closing conditions set forth in the Stock Purchase Agreement; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (iv) the effect of the announcement of the Acquisition on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Company’s views as of the date on which such statements were made. The Company anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which factors are incorporated herein by reference. The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of April 2, 2018 by and among Precision Engineered Products LLC, NN, Inc., PMG Intermediate Holding Corporation and Paragon Equity LLC.*

10.1	Commitment Letter, dated as of April 2, 2018, by and among NN, Inc., SunTrust Bank and SunTrust Robinson Humphrey, Inc.

99.1	Press Release issued by NN, Inc., dated April 3, 2018.

99.2	Investor Presentation issued by NN, Inc.

*	Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NN, INC.

Date: April 3, 2018	By:	/s/ Matthew S. Heiter
Matthew S. Heiter
Senior Vice President, General Counsel